                                                                               .
                                                                               .
                                                                               .

EXHIBIT 12. STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(Dollars in millions)

                                                            YEAR ENDED DECEMBER 31
                                        --------------------------------------------------------------
                                           2005         2004         2003         2002         2001
                                        ----------   ----------   ----------   ----------   ----------
Fixed charges(1):
   Interest expense                     $     30.5   $     25.5   $     17.2   $     23.9   $     46.6
   Capitalized interest                         --           --           --           --          0.4
   Interest portion of rental expense         14.5         14.9         14.8         21.1         12.7

                                        ----------   ----------   ----------   ----------   ----------
Total fixed charges                     $     45.0   $     40.4   $     32.0   $     36.0   $     59.7
                                        ==========   ==========   ==========   ==========   ==========

Earnings:
   Income from continuing operations,
     before income taxes                $    529.3   $    877.8   $    475.2   $    920.5   $    751.7
   Fixed charges (above)                      45.0         40.4         32.0         36.0         59.7
   Less: capitalized interest                   --           --           --           --          0.4

                                        ==========   ==========   ==========   ==========   ==========
Total earnings                          $    574.3   $    918.2   $    507.2   $    956.5   $    811.0
                                        ==========   ==========   ==========   ==========   ==========

Ratio of Earnings to Fixed Charges            12.8         22.7         15.9         26.6         13.6
                                        ==========   ==========   ==========   ==========   ==========

(1) Fixed charges represent interest (including capitalized interest) and the interest factor of all rentals, consisting of an appropriate interest factor on operating leases.